UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

Acacia Diversified Holdings, Inc.

(Name of Registrant As Specified in Charter)

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1

Acacia Diversified Holdings, Inc.

13575 58th Street North #138

Clearwater, FL 33760

(877) 513-6294

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

___________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Acacia Diversified Holdings, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”), of Acacia Diversified Holdings, Inc., a Texas corporation (the “Company”), to notify the Stockholders that on January 15, 2016 a majority of the Company’s Board of Directors, under Texas law by written consent, authorized the following:

1. Approval of the Asset Purchase Agreement by and among the Company and Marij Group of companies (the “Agreement”);

2. The issuance of 2,474,850 shares of the Company’s common stock pursuant to the Agreement

3. The election of Richard Pertile, Neil Gholson and Gary Roberts, Jr. as directors of the Company.

On January 15, 2016, a majority of the shareholders of the Company – representing 52.26% of the total common voting rights of the Company, by written consent, ratified, approved and confirmed the acts of the officers of the Company in ratifying the Agreement and related actions.

For further information regarding these matters, I urge you to carefully read the accompanying Information Statement. If you have any questions about these proposals or would like additional copies of the Information Statement, you should contact Mr. Richard Pertile, the Company’s Chief Executive Officer at the above address.

By order of the Board of Directors

/s/ Richard Pertile

____________________________

Richard Pertile

President and Chief Executive Officer

2

Acacia Diversified Holdings, Inc.

13575 58th Street North #138

Clearwater, FL 33760

(877) 513-6294

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

___________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

General:

This Information Statement is being furnished to all holders of the common stock of Acacia Diversified Holdings, Inc. (the “Company”) as of January 16, 2016 in connection with the action taken by written consent of holders of the majority of the outstanding common stock of the Company.

“We,” “us,” “our,” the “Registrant” and the “Company” refers to Acacia Diversified Holdings, Inc., a Texas corporation.

Asset Acquisition & Issuance of Common Stock

This Information Statement is furnished to the stockholders of the Company in connection with our prior receipt of approval by a majority of the shareholders of the Company – representing 52.26% of the common voting rights of the Company (the “Voting Shareholders”), by written consent in lieu of a special meeting of shareholder to approve the Asset Purchase Agreement by and among the Company and MariJ Group of companies (the “Agreement”). In connection with ratifying the Agreement, and pursuant to its terms, the Voting Shareholders approved the issuance of 2,474,850 shares of the Company’s common stock for the assets acquired under the Agreement. The MariJ Group of Companies consisted of of: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ”); (ii) Canna-Cures R&D, LLC, a Florida limited liability company “Canna-Cures”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”).

Pursuant to the terms of the Agreement, the Company acquired certain assets including, among other things, property, plant and equipment, intellectual property, including trade secrets, and cash. The Company also assumed two leases and certain other obligations of the selling companies. A true and accurate copy of the definitive Asset Purchase Agreement is included as Exhibit 10.01 to this Report.

Election of New Directors

On January 15, 2016, a a majority of the shareholders of the Company entered into a majority written consent in lieu of a special meeting of shareholders elected Richard Pertile, Neil B. Gholson and Gary Roberts, Jr. as directors of the Company.

Richard K. Pertile, age 53. Since 2013 Mr. Pertile has served as a President and Chief Executive Officer of Marij Agricultural, Inc. He founded JR Cannabis Industries, Canna-Tags, and Canna-Cures R&D in Clearwater Florida where he began building a medical cannabis consortium.  Born, raised and educated in the Chicago area, he successfully operated his own restaurants, hotel and nightclub. Relocating to Pinellas County, Florida in 1989, Mr. Pertile joined Cornerstone Marketing of America, a subsidiary of United Insurance Companies, quickly being promoted to Executive Vice-President with responsibility for building its nationwide outside sales team. By the end of 2003, Mr. Pertile achieved year-over-year compounded growth of 30%, generating more than $1 billion in sales through 8,000 independent contractors in 40 states. After retiring in 2004, he turned his attention to philanthropy work in helping build a workout facility with the Juvenile Protection Services Program of Florida. From 2006 to 2010, after re-entering the business sector, he became President and Chief Marketing Officer of Independent Producers of America, a small Texas corporation he lead to becoming a publicly traded company on the Nasdaq Exchange. Again turning his attention to philanthropies in 2010, he formed the Pertile Family Foundation and was appointed to the Board of Directors of the Tampa Chapter of the American Diabetes Association where he concentrated his fundraising activities. Mr. Pertile earned degrees in Business Management and Wastewater Engineering from the College of Lake County Illinois, and trained under such recognized business leaders as Zig Ziglar, Dr. David Cook, Dr. Rick Jernigan, Brian Flanagan, and Brian Tracy.

Neil B. Gholson, age 56. Mr. Gholson’s background is rooted deeply in the financial services and insurance industries since 1988, serving on the board of directors with 4 companies during the last ten years. Mr. Gholson has been the owner and principal of Long Term Care Financial Solutions, LLC since 2003, and co-owner and principal of Medicare Insurance Consultants, LLC since 2015. He graduated with a BA in History from Atlantic Christian College in 1981, and earned a Certificate in Financial Planning from Florida State University in 2006. Mr. Gholson resides in Tampa, Florida with wife Michele and 2 daughters, Zoe and Gia.

3

Gary J. Roberts Jr., age 49. As a young entrepreneur attending the University of Alabama, Mr. Roberts started and grew various service-oriented companies. Following college, Mr. Roberts played a key role in developing Transplatinum Plus, an electronic fuel card transfer company in Nashville, Tennessee that was eventually sold to Fleet One. For the next eight years Mr. Roberts served as Vice President and Chief Operating Officer of Perma Crete Resurfacing Products in Nashville, Tennessee from 1993 to 2001 where he expanded the operation nationally with an extensive dealership distribution system as well as running a national retail installation department. In 2001, Gary shifted gears and turned his focus to the Health Insurance industry. He was District Manager with Cornerstone America from 2000 to 2002 while building one of the top teams in the nation. Gary took over as Vice President of the Company’s Southeastern Territory in 2003, maintaining that position through the present. During this time, Mr. Roberts has continued to build it into one the nation’s largest insurance distribution groups, with his territory ranking in the top two USA every year as well as being ranked as the top territory in the USA one of those years.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 01% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

Documents Incorporated by Reference

Our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the periods ended September 30, 2015 and June 30, 2015, are incorporated by reference herein.

Copies of Annual and Quarterly Reports

We will furnish a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the periods ending September 30, 2015 and June 30, 2015, respectively, and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at the above address.

By order of the Board of Directors

/s/ Richard Pertile

____________________________

Richard Pertile

President and Chief Executive Officer

Exhibits:

10.1 Asset Purchase Agreement

10.2 Lease - Facilities